Criteo Provides an Update to its Financial Guidance and Comments on its Liquidity Position in the Context of the Global COVID-19 Turmoil

New York, NY – April 1, 2020 – Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world's marketers with trusted and impactful advertising, today provides an update to its financial outlook for the first quarter 2020 and comments on its financial liquidity in the context of the global economic turmoil triggered by the COVID-19 pandemic. Criteo has also determined to withdraw its previously issued financial guidance for fiscal year 2020 due to the growing impact of COVID-19 on the global operating and economic environment.

Criteo’s top priority since the start of the outbreak has been the health and safety of its employees worldwide. The Company has therefore implemented early on a work-from-home policy for all staff and has closed all offices globally beyond what is required by local authorities. At the same time, the Company has implemented a business continuity plan, including for its data centers, client support and internal processes, to ensure all of its operations remain on a solid footing.

“We are entirely focused on executing on our strategic and operating priorities,” said Megan Clarken, CEO. “Our solid financial model and strong liquidity give us confidence. We remain true to our mission of powering the world’s marketers with trusted and impactful advertising.”

Given the ongoing impact that COVID-19 is having on the Company’s clients’ business, in particular in the Travel and Classifieds verticals, the Company does not expect to meet the Revenue ex-TAC1 guidance for the first quarter 2020 it provided on February 11, 2020. This guidance was based on the information the Company had at the time and did not include any assumed impact from COVID-19. Since that date, the circumstances of the COVID-19 outbreak have changed materially and rapidly.

As a result, Criteo now expects Revenue ex-TAC for the first quarter 2020 in the range of $204 million to $206 million, after a direct impact from COVID-19 on its business of approximately $9 to $10 million, as compared to the Q1 2020 guidance provided on February 11, 2020 of $209 million to $212 million. For Adjusted EBITDA1 in the first quarter 2020, Criteo now expects a range of $59 million to $61 million, above the Q1 2020 guidance provided in February of $55 million to $58 million. And, the Company expects a Free Cash-Flow1 range for Q1 2020 of $37 million to $40 million before foreign currency impacts. In addition, given the fluid situation and the many unknowns at this point, the Company is currently not yet in a position to reliably quantify the impact of COVID-19 on its financial results for the remainder of 2020. As a result, the Company is withdrawing its previously issued financial guidance for fiscal year 2020 and expects to discuss its future outlook at the time of its earnings call for the first quarter 2020.

As illustrated by our expected results for the first quarter, Criteo’s management team is focused on managing the expense base in a swift, agile and disciplined way to maximize profitability and preserve cash generation for 2020. The Company has already frozen all hiring and travel expenses globally, and is taking several additional cost containment measures, including reductions in hosting costs, marketing spend, third-party services, internal events and others, beyond what was already included in its fiscal year 2020 guidance provided in February. In addition, Criteo’s management team will be very thoughtful about its use of cash for the remainder of 2020, and intends to focus primarily on building and partnering to execute on its strategic roadmap.

As of March 31, 2020, the Company had a net cash position of $431 million, before closing adjustments and after financial debt of only $2 million. In addition, the Company maintains a €350 million Revolving Credit Facility that has not been drawn upon to date. The Company believes that its current liquidity position, combined with its expected cash-flow generation for the year, puts it in a solid position to weather the COVID-19 crisis under multiple scenarios.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Adjusted EBITDA and Free Cash Flow. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period. Revenue ex-TAC, is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC provides useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Adjusted EBITDA and Free Cash Flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding the scope and impact of the recent outbreak of the coronavirus referred to as COVID-19 on our operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world's marketers with trusted and impactful advertising. 2,800 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of Market Relations, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

1 Revenue ex-TAC, Adjusted EBITDA and Free Cash Flow are not measures calculated in accordance with U.S. GAAP